As  filed with the Securities and Exchange Commission on November 20, 1995
                                                       Registration No. 33
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               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                        _______________

                 FORM S-8 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                        _______________

               CLEAR CHANNEL COMMUNICATIONS, INC.
    (Exact name of registrant as specified in its charter)

          Texas                              74-1787539
(State or other jurisdiction of                (I.R.S.
incorporation or organization          employer identification
                                               number)

                  200 Concord Plaza, Suite 600
                   San Antonio, Texas  78216
            (Address of principal executive offices)
                        _______________

Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan; Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan;
  Clear Channel Communications, Inc. Directors' Nonqualified Stock
          Option Plan; and Option Agreement for Officer
                   (Full title of the Plans)
                        _______________

                         L. Lowry Mays
                  200 Concord Plaza, Suite 600
                    San Antonio, Texas 78216
               (Name and address of agent for service)

                         (210) 822-2828
            (Telephone number, including area code,
                        of agent for service)
                        _______________

                CALCULATION OF REGISTRATION FEE


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                                 Proposed    Proposed
                                 Maximum     Maximum
Title of                         Offering    Aggregate      Amount of
Securities to    Amount to       Price Per   Offering     Registration
be Registered    be Registered   Share       Price             Fee
_______________________________________________________________________

Common  Stock     245,412       $30.585(2)  $ 7,505,926(2)   $ 2,588.25
$.10 Par Value shares(1)

Common Stock      592,959
$.10 Par Value shares (3)       $78.5625(4) $46,584,341      $16,063.57

Total                                       $54,090,267      $18,651.82

------------------------------------------------------------------------
(1) Issuable upon exercise of options previously granted under (i) the Clear Channel Communications, Inc. 1994
     Incentive Stock Option  Plan, (ii) the Clear Channel
     Communications, Inc. 1994 Nonqualified Stock Option Plan, (iii) the Clear Channel Communications, Inc. Directors'
     Nonqualified Stock Option Plan, and (iv) the compensation contract for an officer evidenced by an Option Agreement dated March 30, 1993.

(2) For the purpose of calculating the registration fee pursuant to Rule 457(h), the offering price and registration fee are computed on the basis of the weighted average exercise price with respect to currently outstanding options under the Plans.

(3) Issuable upon exercise of options available to be granted under the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan and the Clear Channel Communications,
     Inc. 1994 Nonqualified Stock Option Plan.

(4)  Estimated  for  the purpose of calculating the
     registration fee  pursuant  to  Rule  457(h).   The
     offering price and registration fee are computed on the basis of the average of the high and low prices of the common stock as reported on the New York Stock Exchange, Inc. on November 17, 1995.

                            Part II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

            The  documents  listed  below  are  incorporated
by reference in   this  Registration Statement.   All   documents
subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
1934 prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

          Incorporated by reference herein at this time are:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (as amended by Form 10-KA filed with the Securities and Exchange Commission on November 14, 1995).

           (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

          (c) The Registrant's Current Reports on Form 8-K dated January 13, 1995 (as amended by Form 8-KA dated March 15,
1995) and May 26, 1995 (as amended by Form 8-KA dated July 26,
1995).
           (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commissions on October 19, 1994, including any amendment or report filed hereafter for the purpose of updating such description.

           (e)  The Registrant's Proxy Statement, dated March
15, 1995, for the annual meeting of shareholders held on April 20, 1995.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

           The law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration of such securities. Alan D. Feld, a director and stockholder of the Registrant, is the sole shareholder of Alan D. Feld, P.C., a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

           The  consolidated financial statements  and
financial statement schedules of the Company appearing or incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such
consolidated financial statements  and financial   statement
schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers.

           Article  2.02-1 of the Texas Business Corporation
Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of  a  director  is  expressly  provided  by
an applicable statue. The Registrant has amended its Articles of Incorporation and added Article Eleven adopting such
limitations on   a  director's  liability.   The  Registrant's
Articles   of Incorporation  also provide in Article Nine, for
indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

           Article IX(8) of the Registrant's Bylaws provides
for indemnification  of any person made a party to  a  proceeding by reason  of such person's status as a director, officer,
employee, partner  or  trustee  of the Registrant,  except  in respect  of liabilities  arising  from  negligence  or
misconduct   in   the performance of their duties.

          An insurance policy obtained by the Registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the

Registrant  pursuant  to  the foregoing  provisions,  or
otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate
jurisdiction    the    question    whether    such
indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit No.          Description of Exhibit

 4.1 Articles of Amendment to Articles of Incorporation effective July 12, 1995 (2)

 4.2      Amended and Restated Bylaws (1)

 4.3      1994 Incentive Stock Option Plan (2)

 4.4      1994 Nonqualified Stock Option Plan (2)

 4.5      Directors' Nonqualified Stock Option Plan (2)

 4.6      Option Agreement between the Registrant  and
          L. Lowry Mays dated March 30, 1993 (2)

 5        Opinion of Akin, Gump, Strauss, Hauer & Feld,
          L.L.P. (2)

 15       N/A

 23       Consent of Ernst & Young LLP (2)

 28       None


 (1)      Contained   in  exhibits  to  the Registration
          Statement on Form S-1 dated April 19, 1984.

 (2)      Filed herewith.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,
represent a fundamental change   in   the  information  set
forth  in  the  Registration Statement;

          (iii)     To include any additional or changed
material information  with  respect  to  the  plan  of
distribution   not previously      disclosed  in  the
Registration Statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13
or Section 15(d) of the Securities  Exchange  Act of  1934  that   are
incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San
Antonio,  State  of Texas on October 19, 1995.


                              CLEAR CHANNEL COMMUNICATIONS, INC.

                              BY:    L. LOWRY MAYS
                                     L. Lowry Mays,
                                     President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                     Date

L. LOWRY MAYS            President, Chief Executive  October 19, 1995
L. Lowry Mays            Officer and Director
                         (Principal Executive Officer)

HERBERT W. HILL, JR.     Vice President/Controller   October 19, 1995
Herbert  W.  Hill,  Jr.  (Principal Financial and
                         Accounting Officer)

ALAN D. FELD             Director                    October 19, 1995
Alan D. Feld

B.J. McCOMBS             Director                    October 19, 1995
B.J. McCombs

THEODORE H. STRAUSS      Director                    October 19, 1995
Theodore H. Strauss

JOHN H. WILLIAMS         Director                    October 19, 1995
John H. Williams


                       INDEX TO EXHIBITS
Exhibit
Numbered
Number                      Exhibit                       Page

 4.1 Articles of Amendment to Articles of Incorporation effective July 12, 1995 (2)

 4.2      Amended and Restated Bylaws (1)

 4.3      1994 Incentive Stock Option Plan (2)

 4.4      1994 Nonqualified Stock Option Plan (2)

 4.5      Directors' Stock Option Plan (2)

 4.6      Option Agreement between the Registrant
          and L. Lowry Mays dated March 30, 1993 (2)

 5        Opinion of Akin, Gump, Strauss, Hauer & Feld,
          L.L.P. (2)

 15       N/A

 23       Consent of Ernst & Young LLP (2)

 28       None


(1)      Contained   in  exhibits  to  the   Registration
         Statement on Form S-1 dated April 19, 1984.
(2)      Filed herewith.